As filed with the Securities and Exchange Commission on June 20, 2003

Registration No. 333-18195

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROSOFT CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1144442
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

One Microsoft Way

Redmond, Washington 98052-6399

(425) 882-8080

(Address, including zip code, and telephone

number including area code, of registrant’s principal

executive office)

John Seethoff

Deputy General Counsel, Finance and Operations

One Microsoft Way

Redmond, Washington 98052-6399

(425) 882-8080

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Copies of all communications to:

Christopher H. Cunningham

Ryan R. Montecucco

Preston Gates & Ellis LLP

925 Fourth Avenue, Suite 2900

Seattle, Washington 98104-1158

(206) 623-7580

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

On December 18, 1996, Microsoft Corporation (“Microsoft”) filed a Registration Statement pursuant to Rule 462(b) on Form S-3, SEC 1933 Act Number 333-18195 (the “Registration Statement”) to cover $100 of Microsoft’s 2¾% Convertible Exchangeable Principal-Protected Series A Preferred Shares (the “Series A Shares”). 1

The Registration Statement was filed in order to register the Series A Shares, which were exchangeable, in certain defined circumstances, into convertible notes and/or shares of Microsoft Common Stock.

As all Series A Shares were converted to Microsoft Common Stock on December 15, 1999, Microsoft hereby de-registers its Series A Share registered pursuant to the Registration Statement.

1 Represents approximately 1.25 Series A Shares at a price, determined on December 18, 1996, to be $79.875.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on June 20, 2003.

MICROSOFT CORPORATION

By:	/s/ KEITH R. DOLLIVER
Keith R. Dolliver Associate General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* Steven A. Ballmer	Chief Executive Officer, Director (Principal Executive Officer)

* William H. Gates III	Chairman, Chief Software Architect, Director

* John G. Connors	Senior Vice President, Finance and Administration, Chief Financial Officer

* James I. Cash	Director

* Raymond V. Gilmartin	Director

* David F. Marquardt	Director

* Ann McLaughlin Korologos	Director

* W. G. Reed, Jr.	Director

* Jon A. Shirley	Director

*By:	/s/ KEITH R. DOLLIVER
Keith R. Dolliver Attorney-in-Fact pursuant to a power of attorney attached as an Exhibit hereto.

EXHIBIT INDEX

24.	Consent Resolution of Board of Directors and Power of Attorney